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Exhibit 32.1

CERTIFICATE OF CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF SARBANES- OXLEY
ACT OF 2002 (18 U.S.C. 1350)

I, Ann A. Jones, certify that:

  1.
  The Annual Report as amended for the year ended June 30, 2003 on Form 10-KSB of QRS Music Technologies, Inc. (the "Report") fully complies with the requirements of Section 13(a) or 15 (d) of the Securities and Exchange Act of 1934.

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer in the Report.

Date: May 21, 2004

/s/ ANN A. JONES Ann A. Jones Chief Financial Officer

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  Exhibit 32.1
CERTIFICATE OF CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF SARBANES- OXLEY ACT OF 2002 (18 U.S.C. 1350)